THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL NOVEMBER 26, 2003 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LEGISLATION AND, ACCORDINGLY, MAY BE SUBJECT TO RESALE RESTRICTIONS WHICH PROVIDE THAT THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE TRADED UNTIL THE EXPIRY OF HOLD PERIODS PRESCRIBED BY APPLICABLE LEGISLATION EXCEPT AS OTHERWISE PERMITTED BY SUCH LEGISLATION OR UNTIL A PROSPECTUS SHALL HAVE BEEN FILED AND ACCEPTED IN RESPECT OF SUCH SECURITIES BY THE SECURITIES REGULATORY AUTHORITIES IN THE APPLICABLE JURISDICTIONS.

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE TRANSFERRED TO OR EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANTS AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION  REQUIREMENTS  IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

WARRANT CERTIFICATE

GLOBAL PRECISION MEDICAL INC.

 (Incorporated under the laws of British Columbia)

WARRANT CERTIFICATE NO. [-]	[number] non-transferable WARRANTS entitling the holder to acquire, subject to adjustment, one Common share for each two Warrants represented hereby.

THIS IS TO CERTIFY THAT:

[name]

402 Hornby Street, Vancouver, BC, V6C 3J1, Canada

(the “Holder”) is entitled to acquire, upon exercise of two  Warrants represented hereby, one fully paid and non-assessable Common share (the “Common Share”) of Global Precision Medical Inc. (the “Company”) at the price of  US$1.00 during the year commencing on November 26, 2002 and thereafter at a price of US$2.00 until 4 p.m. (Vancouver time) on November 26, 2004 (the "Expiry Time"), at which time the Warrants represented by this certificate shall expire and become void.

COMM/NET00056/637295.1

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The right to acquire Common Shares may only be exercised by the holder within the time set forth above by:

(I)

duly completing and executing the exercise form attached hereto (the “Exercise Form”);

(II)

surrendering this Warrant Certificate to the Corporation at the office of its registrar and transfer agent, Pacific Corporate Trust Company, at 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8; and

(III)

delivering to the Corporation at the office of its registrar and transfer agent, Pacific Corporate Trust Company, at the address set out above, cash, certified cheque or bank draft payable to the Corporation for the amount then due to the Corporation for the number of Common Shares purchased on the exercise of this Warrant.

These Warrants shall be effectively surrendered (unless deemed to be surrendered) only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office of its registrar and transfer agent referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares and the Corporation will cause certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five business days.

The registered Holder of these Warrants may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Warrants represented by this Warrant Certificate. In such event, the Holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be acquired. No fractional Common Shares will be issued, provided that a holder holding more than one Warrant Certificate may combine fractional Common Shares.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement, the Holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events.

The Holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender hereof to the Corporation at its principal office in Vancouver, British Columbia, exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the Holder hereof a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

The Warrants represented hereby and securities which may be acquired hereunder have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be transferred to or exercised in the United States or by or on behalf of any U.S. person unless registered under the 1933 Act or pursuant to an applicable exemption from registration under the 1933 Act.

The Warrants evidenced by this Warrant Certificate are non-transferable.

The Warrants shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of the 6th day of December 2002.

Authorized Signatory

Authorized Signatory

COUNTERSIGNED

PACIFIC CORPORATE TRUST COMPANY

Per:

EXERCISE FORM

TO:

Global Precision Medical Inc.

AND TO:

Pacific Corporate Trust Company

The undersigned hereby exercises the right to acquire ____________ Common Shares of Global Precision Medical Inc. in accordance with and subject to the provisions of the accompanying Warrant Certificate Tony Ma.

All capitalized terms not defined in this exercise form have the meanings assigned to them in the Warrant Certificate.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedule giving the above for each further nominee.

The undersigned hereby certifies that the undersigned

(i)

is not (and is not exercising the Warrant for the account or benefit of) a “U.S. Person”,

(ii)

did not execute or deliver this exercise form in the United States and

(iii)

has in all other aspects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended the (“the 1933 Act”) or any successor rule or regulation of the United States Securities and Exchange Commission in effect. Alternatively, the undersigned is tendering with this exercise form a written opinion of counsel to the effect that the Common Shares to be delivered upon exercise of the Warrants have been registered under the 1933 Act and the securities laws of all applicable states of the United States or are exempt from registration thereunder. The term “U.S. Person” is as defined in Regulation S under the 1933 Act and includes, but is not limited to, any natural person resident in the United States and any partnership or corporation organized or incorporated under the laws of the United States.  “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

DATED this ______________ day of ______________, ______.

Signature Guaranteed	(Signature of Warrant Holder) (Print full name) (Print full address)

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Instructions:

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Pacific Corporate Trust Company at its principal office in Vancouver, British Columbia. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank or member of a recognized medallion guarantee program.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and its transfer agent.

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